Exhibit 10.2

ASSIGNMENT AND ASSUMPTION

OF PURCHASE AND SALE AGREEMENT

(Patterson Place)

This Assignment and Assumption of Purchase and Sale Agreement is made and entered into this 26th day of June, 2013, by and between BAINBRIDGE COMMUNITIES ACQUISITION I, LLC, a Florida limited liability company (“Assignor”) and GGT PATTERSON PLACE NC VENTURE, LLC, a Delaware limited liability company (“Assignee”).

BACKGROUND

Assignor, as Buyer, and Boulevard Forest & Trees LLC, a North Carolina limited liability company, as Seller, are parties to that certain Purchase and Sale Agreement dated as of March 5, 2012 (as amended, the “Contract”), pertaining to certain real estate more particularly described in Durham, North Carolina. Assignor desires to assign all of Assignor’s right, title and interest in and to the Contract to Assignee.

ASSIGNMENT

Assignor and Assignee, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid simultaneously to Assignor with the execution and delivery of this Assignment, the receipt whereof is hereby acknowledged, have covenanted and agreed, and by these presents do covenant and agree that, pursuant to Section 12 of the Contract, Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Contract and Assignee hereby accepts such assignment and assumes all of the obligations of Assignor under the terms of the Contract.

ASSIGNOR:		ASSIGNEE:

BAINBRIDGE COMMUNITIES ACQUISITION I, LLC,		GGT PATTERSON PLACE NC VENTURE, LLC, a Delaware limited liability company
a Florida limited liability company		By:	BAINBRIDGE PATTERSON PLACE, LLC, a Florida limited liability company,
By:	/S/ Thomas Keady Thomas Keady, Vice President	By:	its Operating Member BAINBRIDGE MANAGER, LLC, a Florida limited liability company, its Manager

			By:	/S/ Thomas Keady
Thomas Keady, Vice President